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                                                                  Exhibit 5.1

       LAW OFFICES
     ELIHU H. MODLIN
    CHARLES M. MODLIN
       EAB PLAZA
 UNIONDALE, N.Y. 11556
          ----
    (516) 794-4600
Facsimile: (516) 794-4604

                                                       February 23, 1994

Ply Gem Industries, Inc.
777 Third Avenue
New York, New York 10017

                Re:     Ply Gem Industries, Inc.
                        Registration Statement on
                        Form S-3 filed on February 23, 1994.
                        ------------------------------------

Dear Sirs:

        Reference is made to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, on February 23, 1994 (the "Registration Statement"). We have acted as counsel to Ply Gem Industries, Inc. (the "Company"), with respect to the preparation of the Registration Statement. Such Registration Statement relates to the proposed sale by the Company of a maximum of 2,753,500 shares of Common Stock $.25 par value per share, of Ply Gem Industries, Inc. (the "Shares") to PaineWebber Incorporated (the "Purchaser") in connection with the redemption of the Company's outstanding Convertible Senior Subordinated Discount Debentures due 2008 (the "Debentures").

        As such counsel, we have examined originals or copies, certified to our satisfaction, of such corporate records, documents and instruments, and such questions of law as we consider necessary for the purposes of this opinion.

        It is our opinion that:

        1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        2. The Shares have been validly authorized and, when issued and sold in accordance with the terms described in the prospectus forming a part of the Registration Statement (the "Prospectus"), will be validly issued, fully paid and non-assessable shares of Common Stock of the Company .

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references made with respect to us in the Registration Statement and under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                                        Sincerely yours,

                                                   /s/  Charles M. Modlin
                                                        Charles M. Modlin